EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
"For the period July 1 - September 30, 2013"

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/NATURAL RESOURCES PLUS PORTFOLIO - RBC 07/04/13 RBC Dominion Securities Inc. "10,000" "8,000,000" 21000 CAD 0.00% "Donnie Creek Energy (""DCK"")" RBC Dominion Securities Inc.

EQ/GLOBAL MULTI-SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 07/17/13 BofA Merrill Lynch "$11,341,555 " "$2,206,039,910" 71.50 MXN 2.18% Grupo Financiero Banorte SAB de CV Morgan Stanley & Mitsubishi UFJ Securities

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 08/13/13 "Merrill Lynch, Pierce, Fenner & Smith Incorporated" "15,000,000" 250000000 99.811 0.60% "CA, Inc." PNC Capital Markets LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 08/13/13 "Merrill Lynch, Pierce, Fenner & Smith Incorporated" "15,000,000" 250000000 99.811 0.60% "CA, Inc." PNC Capital Markets LLC

EQ/UBS GROWTH AND INCOME PORTFOLIO  08/14/13 Goldman Sachs & Co "$300,000 " "$966,000,000" $23.00  5.50% Envision Healthcare Holdings UBS Securities LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 09/05/13 Morgan Stanley & Co. LLC "$4,550,000 " "$300,000,000" 99.75 0.65% Kohl's Corporation PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 09/05/13 Morgan Stanley & Co. LLC "$4,550,000 " "$300,000,000" 99.75 0.65% Kohl's Corporation PNC Capital Markets LLC

EQ/NATURAL RESOURCES PLUS PORTFOLIO - RBC 09/16/13 Peters & Co "$39,300 " "$3,000,000" 41.75 CAD 0.00% Tourmaline Oil RBC Dominion Securities

Affiliated Underwriter  Affiliation Type
Morgan Stanley & Co. International PLC  "Morgan Stanley Investment Management, Inc."
PNC Capital Markets LLC  "BlackRock Investment Management, LLC"
RBC Dominion Securities Inc.  RBC Global Asset Management
UBS Securities LLC  UBS Global Asset Management (Americas) Inc.